CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2/A of Cornerstone Strategic Value Fund, Inc. and to the use of our report dated February 24, 2021 on the financial statements and financial highlights of Cornerstone Strategic Value Fund, Inc. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 31, 2021